UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2019

STRYKER CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-09165	38-1239739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2825 Airview Boulevard, Kalamazoo, Michigan		49002
(Address of principal executive offices)		(Zip Code)

(269) 385-2600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [ ]

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Company’s Annual Meeting of Shareholders held on May 1, 2019, shareholders voted on three proposals and cast their votes as follows:

1)	All ten directors were elected to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified based upon the following votes:

	Shares
Name	For	Against	Abstain	Broker Non-Votes
Mary K. Brainerd	292,091,736	3,240,336	315,877	36,122,173
Srikant M. Datar, Ph.D.	292,011,711	3,302,723	333,515	36,122,173
Roch Doliveux, DVM	294,055,201	1,261,357	331,391	36,122,173
Louise L. Francesconi	290,588,762	4,153,285	905,902	36,122,173
Allan C. Golston	292,026,305	3,284,421	337,223	36,122,173
Kevin A. Lobo	288,289,977	6,906,853	451,119	36,122,173
Sherilyn S. McCoy	293,604,779	1,710,292	332,878	36,122,173
Andrew K. Silvernail	288,339,105	6,959,609	349,235	36,122,173
Ronda E. Stryker	291,341,286	4,055,799	250,864	36,122,173
Rajeev Suri	291,901,647	3,388,854	357,448	36,122,173

2)	The appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019 was ratified based upon the following votes:

Shares
For	Against	Abstain
317,228,472	13,946,461	595,189

3)	The advisory vote on the resolution relating to compensation of our named executive officers was approved based upon the following votes:

Shares
For	Against	Abstain	Broker Non-Votes
284,674,112	9,952,315	1,021,522	36,122,173

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

Date:	May 7, 2019	/s/ DEAN H. BERGY
Dean H. Bergy
Vice President, Corporate Secretary